                                                                 EXHIBIT 99.1

                                                        [LOGO]


FOR IMMEDIATE RELEASE
---------------------


                 WALTER INDUSTRIES ANNOUNCES FOURTH QUARTER 2002
                           RESULTS OF $0.33 PER SHARE

                    --FULL YEAR EARNINGS PER SHARE IS $1.64--
          --COMPANY EXPECTS 2003 EARNINGS PER SHARE OF $1.70 TO $1.80--


(Tampa, Florida) February 5, 2003--Walter Industries, Inc. (NYSE: WLT) today reported net income of $0.33 per diluted share for the fourth quarter ended December 31, 2002, compared to the Company's previously announced guidance of between $0.28 to $0.33 per share. The Company reported net income of $1.64 per diluted share for the full year 2002, excluding the impact of adopting FAS 142 earlier in the year.

The fourth quarter reflected continued strong performances in the Homebuilding and Financing segments, along with improved results in the Industrial Products segment. As expected, profitability declined in the Natural Resources segment, principally due to temporary increases in production costs associated with scheduled longwall moves in all three of the Company's coal mines.

"In spite of formidable market challenges in our U.S. Pipe and AIMCOR businesses, we continue to achieve our financial targets, due principally to our ongoing productivity efforts," said Chairman and Chief Executive Officer Don DeFosset. "As we enter 2003, our leadership team is focused on growing each business. At the same time, the uncertain economic environment mandates continued emphasis on cost reduction and cash flow improvement."

FOURTH QUARTER 2002 FINANCIAL RESULTS

Net income was $14.6 million, or $0.33 per diluted share, during the fourth quarter ended December 31, 2002. This compares with earnings in the year-ago period of $12.3 million, or $0.28 per share. Results for the quarter reflect higher operating income in the Homebuilding, Financing and Industrial Products segments, as well as reduced interest and goodwill amortization expenses, as compared to the year earlier period. Partially offsetting these improvements, operating income was down in the Carbon and Metals segment, primarily due to lower pet coke margins at AIMCOR. Quarterly results also reflect a significant decline in operating income in the Natural Resources segment resulting principally from higher production costs associated with the three longwall moves at Jim Walter Resources.

Excluding the effect of after-tax goodwill amortization that is no longer being expensed under FAS 142, pro forma earnings for last year's fourth quarter would have been $0.42 per share. The decline in earnings from last year is attributable principally to the decrease in operating income in the Natural Resources segment.

Net sales and revenues were up 10.9% for the quarter versus the year-ago period, with increases occurring in all business segments. These increases reflect higher volumes in the Company's pipe, aluminum and pet coke businesses, as well as higher average sales prices in the Homebuilding segment. Meanwhile, an increase in tons of coal shipped from Mine No. 5 helped boost revenue at Jim Walter Resources. Price reductions in the pipe business partially offset these increases.

Earnings before senior debt interest, taxes, depreciation, amortization and non-cash post-retirement health benefits totaled $40.2 million during the fourth quarter, compared with $49.1 million in the prior-year period.

2002 FINANCIAL RESULTS

Net income, excluding the impact of adopting FAS 142, was $73.4 million, or $1.64 per diluted share, for the year ended December 31, 2002. This compares with net income of $43.2 million, or $0.95 per diluted share in 2001. The Company reported a net loss of $1.17 per share for 2002, after the $125.9 million after-tax cumulative impact of adopting FAS 142 earlier in the year. Pro forma after-tax earnings for 2001, excluding the impact of FAS 142 goodwill amortization, was $68.9 million, or $1.52 per share.

Net sales and revenues were $1.9 billion for 2002, a 1.2% increase from the previous year. Increased unit completions and higher selling prices for homes, higher volumes of aluminum and coke products and increases in coal prices more than offset declines in prices for pipe products and natural gas.

Excluding the impact of goodwill amortization and the effect of adopting FAS 142, after-tax earnings increased by $4.5 million in 2002, or 7% from the previous year. Strong performances in the Homebuilding and Financing segments and at JW Aluminum, a substantial decline in interest expense, and $60 million in productivity improvements across all of the businesses more than accounted for this year-over-year improvement in results. Offsetting these improvements were price declines at U.S. Pipe, as well as lower pet coke margins at AIMCOR. At Jim Walter Resources, higher prices for coal, along with claims under business interruption insurance, more


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                                       3


than offset the impact of lower production volumes and increased costs associated with the 2001 accident in Mine No. 5.

Earnings before senior debt interest, taxes, depreciation, amortization and non-cash post-retirement health benefits totaled $193.8 million for 2002, compared with $221.1 million in 2001. The decrease was due to pricing reductions at U.S. Pipe, partially offset by productivity gains.

FOURTH-QUARTER RESULTS BY OPERATING SEGMENT (PRO FORMA EXCLUDING FAS 142 IMPACT AND IMPACT OF 2001 RESTRUCTURING, IMPAIRMENT AND OTHER CHARGES/CREDITS)

The Homebuilding segment reported fourth-quarter revenues of $70.3 million compared with $63.1 million in the year-ago period. This increase was primarily the result of higher average net selling prices. Homebuilding completed 1,084 homes during the current quarter at an average net selling price of $64,500, compared with 1,081 homes at a $58,900 average price for the same period the previous year. The higher average net selling price reflects the Company's ongoing strategy to market and sell larger homes with more amenities. Operating income in the fourth quarter increased to $5.2 million from $3.4 million in the prior year period, primarily due to higher average selling prices and lower material costs. Operating income for the year was $17.1 million, up 45% from the previous year on strong growth in completions, higher average sales prices, and productivity improvements. For the year, the segment completed 4,267 homes, up from 4,021 in the previous year.

The Financing segment reported quarterly revenues of $57.9 million compared with $57.4 million in the year-ago period. Operating income increased by $2.2 million, to $13.7 million, primarily due to lower interest expense. Prepayment speeds were 6.8% in the fourth quarter, compared to 6.6% in the prior-year period. Portfolio performance remained strong, as delinquencies (the percentage of amounts outstanding over 30 days past due) were unchanged from the previous year at 7.6%.

The Industrial Products segment posted $160.2 million in revenues during the fourth quarter, compared to $148.7 million in the year-earlier period. Operating income for the segment increased to $8.8 million compared to $4.8 million in the prior-year period. These results primarily reflect a 28% increase in shipped volumes of aluminum products, principally in building products. JW Aluminum revenues increased $9.7 million in the current quarter while operating income improved $2.8 million from the year-ago period, due to increased shipments and productivity improvements. Results at U.S. Pipe were up $1.2 million from the year-ago period, as increased volumes and productivity improvements offset the impact of a decrease in pipe prices from aggressive competition within the industry. U.S. Pipe's average price in the fourth quarter of 2002 was essentially flat with the third quarter.



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                                       4

Operating income for the Carbon and Metals segment was $4.6 million in the fourth quarter, compared to $7.8 million in the same quarter of last year. Lower operating income versus the prior-year period was primarily the result of reduced pet coke margins due to increased material costs from renegotiated supplier contracts.

In the Natural Resources segment, all three mines completed scheduled longwall moves during the fourth quarter of 2002, resulting in significant temporary increases in production costs. As a result, the segment reported an operating loss of $4.3 million in the quarter, a $13.0 million decline in operating income from the prior year. With the longwall moves now complete, Jim Walter Resources is expected to return to its high productivity rates and lower production costs.

Jim Walter Resources has returned to full production following the 2001 Mine No. 5 accident. The Company's business interruption and property insurance covered the impact on operating results of reduced production and shipments and higher costs during the recovery period. The Company's claims under these policies have been substantially completed and approximately $45 million of insurance recoveries have been received to date. As a result of its progress in collecting its insurance receivables, the Company reduced reserves associated with its insurance claims by $3.5 million during the fourth quarter.

Jim Walter Resources sold 1.4 million tons of coal at an average price of $36.58 per ton in the fourth quarter, compared to 1.1 million tons at $34.90 per ton in the prior year's quarter. The natural gas operation sold 2.28 billion cubic feet of gas in the fourth quarter at an average price of $3.66 per thousand cubic feet, compared to 2.36 billion cubic feet at $3.82 per thousand cubic feet in the prior-year quarter.

OUTLOOK

Based on current internal business forecasts and anticipated market conditions, Walter Industries expects to generate 2003 first-quarter earnings in the range of $0.25 to $0.30 per share, and estimates full-year earnings per share in the range of $1.70 to $1.80.

CONFERENCE CALL WEBCAST

Walter Industries Chairman and CEO Don DeFosset and members of the Company's leadership team will discuss quarterly results and other general business matters on a conference call and live Webcast to be held on Thursday, February 6, 2003, at 9:00 a.m. Eastern time. To listen to the event live or in archive, visit the Company Web site at WWW.WALTERIND.COM.

Walter Industries, Inc. is a diversified company with five principal operating businesses and annual revenues of $1.9 billion. The Company is a leader in homebuilding, home financing, water transmission products, energy services and specialty aluminum products. Based in Tampa,



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                                       5

Florida, the Company employs approximately 6,300. For additional news on the Company or investor information, please contact Walter Industries at (813) 871-4404 or visit the corporate Web site.

EXCEPT FOR HISTORICAL INFORMATION CONTAINED HEREIN, THE STATEMENTS IN THIS RELEASE ARE FORWARD-LOOKING AND MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES THAT MAY CAUSE THE COMPANY'S ACTUAL RESULTS IN FUTURE PERIODS TO DIFFER MATERIALLY FROM FORECASTED RESULTS. THOSE RISKS INCLUDE, AMONG OTHERS, CHANGES IN CUSTOMERS' DEMAND FOR THE COMPANY'S PRODUCTS, CHANGES IN RAW MATERIAL AND EQUIPMENT COSTS AND AVAILABILITY, CHANGES IN EXTRACTION COSTS IN THE COMPANY'S MINING OPERATIONS, CHANGES IN CUSTOMER ORDERS, PRICING ACTIONS BY THE COMPANY'S COMPETITORS, THE ULTIMATE OUTCOME WITH RESPECT TO RECOVERY OF INSURANCE PROCEEDS FROM THE 2001 MINING ACCIDENT, AND GENERAL CHANGES IN ECONOMIC CONDITIONS. RISKS ASSOCIATED WITH FORWARD-LOOKING STATEMENTS ARE MORE FULLY DESCRIBED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY ASSUMES NO DUTY TO UPDATE ITS OUTLOOK STATEMENTS AS OF ANY FUTURE DATE.




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                                       6

                    WALTER INDUSTRIES, INC. AND SUBSIDIARIES
                         CONSOLIDATED EARNINGS PER SHARE
                                    Unaudited

                                                                                              For the three months
                                                                                               ended December 31,
                                                                                      ---------------------------------
                                                                                            2002             2001
                                                                                      ---------------   -------------
Basic Net Income Per Share                                                             $       0.33     $      0.28
                                                                                       ============    ============

Weighted average number of basic shares outstanding                                      44,359,573      44,389,239
                                                                                       ============    ============

Diluted Net Income Per Share                                                           $       0.33     $      0.28
                                                                                       ============    ============

Weighted average number of diluted shares outstanding                                    44,636,313      44,691,474
                                                                                       ============    ============


                                                                                            For the twelve months
                                                                                             ended December 31,
                                                                                          -------------------------
                                                                                               2002          2001
                                                                                           -----------    ---------
Basic Net Income (Loss) per share:

Income per share before  cumulative effect of  change in accounting principle          $       1.66    $       0.96
Cumulative effect of change in accounting principle, net of tax                               (2.85)             --
                                                                                       ------------    ------------
Basic net income (loss) per share                                                      $      (1.19)   $       0.96
                                                                                       ============    ============

Add: Restructuring, impairment and other charges, net of taxes                         $       0.02    $         --
Add: Cumulative effect of change in accounting principle, net of tax                           2.85              --
                                                                                       ------------    ------------

Net income before restructuring, impairment and other charges                          $       1.68    $       0.96
                                                                                       ============    ============


Weighted average number of basic shares outstanding                                      44,318,452      44,998,199
                                                                                       ============    ============

Diluted Net Income (Loss) per share:

Income per share before  cumulative effect of  change in accounting principle          $       1.64    $       0.95
Cumulative effect of change in accounting principle, net of tax                               (2.81)             --
                                                                                       ------------    ------------
Diluted net income (loss) per share                                                    $      (1.17)$          0.95
                                                                                       ============    ============

Add: Restructuring, impairment and other charges, net of taxes                         $       0.02    $         --
Add: Cumulative effect of change in accounting principle, net of tax                           2.81              --
                                                                                       ------------    ------------

Net income before restructuring, impairment and other charges                          $       1.66    $      0.95
                                                                                       ============    ============

Weighted average number of diluted shares outstanding                                    44,726,474      45,293,365
                                                                                       ============    ============

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                                       7

                    WALTER INDUSTRIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                ($ in Thousands )
                                    Unaudited

                                                                                 For the three months
                                                                                  ended December 31,
                                                                            --------------------------------
                                                                                2002             2001
                                                                            -------------     -----------
Net sales and revenues:
    Net sales                                                                 $ 431,073         $ 383,409
    Time charge income                                                           55,009            51,617
    Miscellaneous                                                                 6,429             8,171
    Excise tax refund claim                                                          --               970
                                                                            ------------     -------------
                                                                                492,511           444,167
                                                                            ------------     -------------

Cost and expenses:
    Cost of sales                                                                  368,718           302,313
    Depreciation                                                                    15,581            13,977
    Selling, general and administrative                                             44,674            44,897
    Provision for losses on instalment notes                                         3,325             2,276
    Postretirement benefits                                                          2,838             5,471
    Interest and amortization of debt expense                                       36,347            40,408
    Amortization of goodwill and other intangibles                                   1,722             9,142
    Restructuring and impairment charges                                                 -             6,912
                                                                            ------------     -------------
                                                                                473,205           425,396
                                                                            ------------     -------------

Income before income tax expense                                                 19,306            18,771

Income tax expense                                                               (4,706)           (6,472)
                                                                            ------------     -------------

Net Income                                                                     $ 14,600          $ 12,299
                                                                            ============     =============

Add: Restructuring, impairment and other net charges,
 net of taxes                                                                        --               237
                                                                            ------------     -------------

Net income before restructuring, impairment and other net
 charges, net of tax                                                           $ 14,600          $ 12,536
                                                                            ============     =============


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                                       8

                    WALTER INDUSTRIES, INC. AND SUBSIDIARIES
                          RESULTS BY OPERATING SEGMENT
                                ($ in Thousands)
                                    Unaudited

                                                              For the three months
                                                                ended December 31,
                                                           -------------------------
                                                              2002           2001
                                                           --------        --------
NET SALES AND REVENUES:
Homebuilding                                                $  70,293    $  63,067
Financing                                                      57,882       57,447
Industrial Products                                           160,184      148,717
Carbon and Metals                                             143,325      125,079
Natural Resources                                              60,686       50,662
Other                                                           6,369        4,967
Consolidating Eliminations                                     (6,228)      (5,772)
                                                            ---------    ---------
                                                            $ 492,511    $ 444,167
                                                            =========    =========

OPERATING INCOME (LOSS):
Homebuilding                                                $   5,188    $   1,155
Financing                                                      13,749       11,516
Industrial Products                                             8,773        2,170
Carbon and Metals                                               4,597         (501)
Natural Resources                                              (4,255)      17,830
Consolidating eliminations                                       (827)      (1,040)
                                                            ---------    ---------
Segment operating income                                       27,225       31,130
General corporate expense                                       3,323        6,482
Senior debt interest expense                                    4,596        5,877
                                                            ---------    ---------
Pre-tax income                                              $  19,306    $  18,771
                                                            =========    =========

Segment operating income                                    $  27,225    $  31,130
Add (deduct): Restructuring, impairment
 and other charges/(credits)                                       --       (2,876)
                                                            ---------    ---------

Segment operating income before restructuring,
 impairment and other charges/(credits)                     $  27,225    $  28,254
                                                            =========    =========

EBITDA: (1)
Homebuilding                                                $   6,442    $   4,592
Financing                                                      15,528       13,420
Industrial Products                                            17,263       13,344
Carbon and Metals                                               6,849        3,069
Natural Resources                                              (2,130)      21,404
Other                                                          (3,745)      (6,690)
                                                            ---------    ---------
                                                            $  40,207    $  49,139
                                                            =========    =========

(1) Earnings before senior debt interest, taxes, depreciation, amortization and non-cash OPEB.


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                                       9

                    WALTER INDUSTRIES, INC. AND SUBSIDIARIES
                     RESULTS BY OPERATING SEGMENT EXCLUDING
              RESTRUCTURING, IMPAIRMENT AND OTHER CHARGES / CREDITS
                                ($ in Thousands)
                                    Unaudited

                                                                                   For the three months
                                                                                    ended December 31,
                                                                                 ------------------------
                                                                                     2002         2001
                                                                                   ---------   ----------
PRO FORMA NET SALES AND REVENUES:
Homebuilding                                                                     $ 70,293       $ 63,067
Financing                                                                          57,882         57,447
Industrial Products                                                               160,184        148,717
Carbon and Metals                                                                 143,325        125,079
Natural Resources                                                                  60,686         49,692
Other                                                                               6,369          4,967
Consolidating Eliminations                                                         (6,228)        (5,772)
                                                                                ----------     ----------

                                                                                $ 492,511      $ 443,197
                                                                                ==========     ==========

Add : Federal excise tax refund claims                                                 --            970
                                                                                ----------     ----------

Consolidated net sales and revenues                                             $ 492,511      $ 444,167
                                                                                ==========     ==========


PRO FORMA OPERATING INCOME (LOSS): (1)
Homebuilding                                                                      $ 5,188       $  3,427
Financing                                                                          13,749         11,541
Industrial Products                                                                 8,773          4,797
Carbon and Metals                                                                   4,597          7,803
Natural Resources                                                                  (4,255)         8,782
Consolidating eliminations                                                           (827)        (1,040)
                                                                                ----------      ---------

Segment operating income                                                           27,225         35,310
General corporate expense                                                           3,323          3,169
Senior debt interest expense                                                        4,596          5,877
                                                                                ----------      ---------

Pro forma pre-tax income                                                           19,306         26,264
Add (deduct):
    Restructuring and impairment (3)                                                   --         (6,912)
    Other (charges)/credits (4)                                                        --          6,548
    Goodwill amortization eliminated by FAS 142                                                   (7,129)
                                                                                ----------      ---------

Pre-tax income                                                                   $ 19,306       $ 18,771
                                                                                ==========      =========

EBITDA: (2)
Homebuilding                                                                      $ 6,442        $ 4,592
Financing                                                                          15,528         13,445
Industrial Products                                                                17,263         13,344
Carbon and Metals                                                                   6,849          9,216
Natural Resources                                                                  (2,130)        12,356
Other                                                                              (3,745)        (3,450)
                                                                                ----------      ---------

EBITDA before cash restructuring, impairment and other charges/credits             40,207         49,503

Cash restructuring, impairment and other (charges)/credits                             --           (364)
                                                                                ----------      ----------

EBITDA                                                                           $ 40,207       $ 49,139
                                                                                ==========      =========

(1)  Pro Forma excludes goodwill amortization eliminated under FAS 142.
(2) Earnings before senior debt interest, taxes, depreciation, amortization and non-cash OPEB.
(3)  Restructuring and impairment charges in 2001 consisted of :
     - $5.5 million charge for the shutdown of certain Sloss chemical facilities in Carbon & Metals
     - $0.7 million charge for severance in Corporate and $0.7 million charge for severance at Aimcor in Carbon & Metals
(4)  Other (Charges) / Credits in 2001 consisted of:
     - $1.0 million credit for federal excise tax refund claims in Natural Resources
     - $5.1 million credit for reduction in liability for Black Lung benefits in Natural Resources
     -    $3.0 million credit for reduction in bad debts reserve in Natural
          Resources
     - $2.5 million charge for an adverse verdict in a contract dispute at Corporate


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                                       10


                    WALTER INDUSTRIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                ($ in Thousands )
                                    Unaudited

                                                                                            For the twelve months
                                                                                             ended December 31,
                                                                                    ---------------------------------
                                                                                          2002                2001
                                                                                      -----------          ---------
Net sales and revenues:
    Net sales                                                                          $ 1,700,707       $ 1,664,019
    Time charge income                                                                     220,499           214,152
    Miscellaneous                                                                           22,027            29,538
    Excise tax refund claim                                                                     --            12,197
                                                                                       -----------       -----------
                                                                                         1,943,233         1,919,906
                                                                                       -----------       -----------

Cost and expenses:
    Cost of sales                                                                           1,394,960         1,333,528
    Depreciation                                                                               65,660            61,372
    Selling, general and administrative                                                       189,592           188,854
    Provision for losses on instalment notes                                                   12,399            11,026
    Postretirement benefits                                                                    15,965            19,348
    Interest and amortization of debt expense                                                 154,017           171,624
    Amortization of goodwill and other intangibles                                              7,225            36,981
    Loss on mining accident                                                                      --              10,834
    Restructuring and  impairment charges                                                       1,692             6,912
                                                                                       -----------       -----------
                                                                                         1,841,510         1,840,479
                                                                                       -----------       -----------

Income before income tax expense and cumulative effect of
 change in accounting principle                                                            101,723            79,427
Income tax expense                                                                         (28,298)          (36,177)
                                                                                       -----------       -----------

Income before  cumulative effect of  change in accounting principle                         73,425            43,250
                                                                                       -----------       -----------

Cumulative effect of change in accounting principle
 (net of income tax of $75,053)                                                           (125,947)               --
                                                                                       -----------       -----------

Net Income (Loss)                                                                      $   (52,522)      $    43,250
                                                                                       ===========       ===========

Add (deduct): Restructuring, impairment and other charges/(credits), net of taxes            1,100               (19)
Add: Cumulative effect of change in accounting principle, net of tax                       125,947                --
                                                                                       -----------       -----------

Net income before restructuring, impairment and other charges/(credits)
 and Cumulative effect of change in accounting principle                               $    74,525       $    43,231
                                                                                       ===========       ===========


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                                       11

                                  WALTER INDUSTRIES, INC. AND SUBSIDIARIES
                                        RESULTS BY OPERATING SEGMENT
                                              ($ in Thousands)
                                                  Unaudited

                                                            For the twelve months
                                                              ended December 31,
                                                       ------------------------------
                                                           2002              2001
                                                         --------          --------
NET SALES AND REVENUES:
Homebuilding                                           $   270,166       $   237,576
Financing                                                  240,955           238,031
Industrial Products                                        691,294           716,434
Carbon and Metals                                          499,216           486,250
Natural Resources                                          249,823           253,701
Other                                                       12,900            13,132
Consolidating Eliminations                                 (21,121)          (25,218)
                                                       -----------       ------------
                                                       $ 1,943,233       $ 1,919,906
                                                       ===========       ============

OPERATING INCOME:
Homebuilding                                           $    17,109       $     2,793
Financing                                                   54,957            48,234
Industrial Products                                         41,890            55,043
Carbon and Metals                                           12,771            14,977
Natural Resources                                           22,444            27,331
Consolidating eliminations                                  (4,085)           (4,566)
                                                       -----------       ------------
Segment operating income (loss)                            145,086           143,812
General corporate expense                                   24,420            30,345
Senior debt interest expense                                18,943            34,040
                                                       -----------       ------------
Pre-tax income (loss)                                  $   101,723       $    79,427
                                                       ===========       ============

Segment operating income (loss)                        $   145,086       $   143,812
Add (deduct): Restructuring, impairment and other
  charges/(credits),                                         1,692            (3,269)
                                                       -----------       ------------

Segment operating income before restructuring,
 impairment and other charges/(credits)                $   146,778       $   140,543
                                                       ===========       ============

EBITDA: (1)
Homebuilding                                           $    21,976       $    17,200
Financing                                                   62,096            56,397
Industrial Products                                         76,639            99,032
Carbon and Metals                                           23,153            34,032
Natural Resources                                           34,792            44,773
Other                                                      (24,881)          (30,337)
                                                       -----------       -----------
                                                       $   193,775       $   221,097
                                                       ===========       ============

(1) Earnings before senior debt interest, taxes, depreciation, amortization and non-cash OPEB



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                                       12

                    WALTER INDUSTRIES, INC. AND SUBSIDIARIES
                     RESULTS BY OPERATING SEGMENT EXCLUDING
              RESTRUCTURING, IMPAIRMENT AND OTHER CHARGES / CREDITS
                                ($ in Thousands)
                                    Unaudited

                                                                 For the twelve months
                                                                  ended December 31,
                                                               2002                 2001
                                                             -----------      ------------
PRO FORMA NET SALES AND REVENUES:
Homebuilding                                                 $   270,166       $   237,576
Financing                                                        240,955           238,031
Industrial Products                                              691,294           716,434
Carbon and Metals                                                499,216           486,250
Natural Resources                                                249,823           241,504
Other                                                             12,900            13,132
Consolidating Eliminations                                       (21,121)          (25,218)
                                                             -----------       -----------
                                                             $ 1,943,233       $ 1,907,709
                                                             ===========       ===========

Add : Federal excise tax refund claims                                --            12,197
                                                             -----------       -----------

Consolidated net sales and revenues                          $ 1,943,233       $ 1,919,906
                                                             ===========       ===========


PRO FORMA OPERATING INCOME: (1)
Homebuilding                                                 $    17,109       $    11,804
Financing                                                         54,957            48,259
Industrial Products                                               41,890            65,471
Carbon and Metals                                                 17,041            29,755
Natural Resources                                                 22,444            17,890
Consolidating eliminations                                        (4,085)           (4,566)
                                                             -----------       -----------

Segment operating income                                         149,356           168,613
General corporate expense                                         24,420            26,811
Senior debt interest expense                                      18,943            34,040
                                                             -----------       -----------

Pro forma pre-tax income                                         105,993           107,762
Add (deduct):
    Restructuring and impairment (3) (4)                          (1,692)           (6,912)
    Other (charges)/credits (5) (6)                               (2,578)            6,941
    Goodwill amortization eliminated by FAS 142                       --           (28,364)
                                                             -----------       -----------

Pre-tax income                                               $   101,723       $    79,427
                                                             ===========       ===========

EBITDA: (2)
Homebuilding                                                 $    21,976       $    17,200
Financing                                                         62,096            56,422
Industrial Products                                               76,639            99,032
Carbon and Metals                                                 24,845            40,179
Natural Resources                                                 34,792            35,332
Other                                                            (24,881)          (27,097)
                                                             -----------       -----------

EBITDA before cash impairment and other charges/credits          195,467           221,068

Cash impairment and other (charges)/credits                         (376)               29
                                                             -----------       -----------

EBITDA                                                       $   195,091       $   221,097
                                                             ===========       ===========

(1)  Pro Forma excludes goodwill amortization eliminated under FAS 142.
(2) Earnings before senior debt interest, taxes, depreciation, amortization and non-cash OPEB.
(3) Excludes $1.7 million relating to impairment of assets at AIMCOR Carbon Division in 2002
(4)  Restructuring and impairment charges in 2001 consisted of :
     - $5.5 million charge for the shutdown of certain Sloss chemical facilities in Carbon & Metals
     - $0.7 million charge for severance in Corporate and $0.7 million charge for severance at Aimcor in Carbon & Metals
(5)  Excludes $2.6 million bad debt charge off at Sloss in Carbon & Metals in
     2002
(6)  Other (Charges) / Credits in 2001 consisted of:
     - $12.2 million credit for federal excise tax refund claims in Natural Resources
     - $5.1 million credit for reduction in liability for Black Lung benefits in Natural Resources
     -    $3.0 million credit for reduction in bad debts reserve in Natural
          Resources
     - $2.5 million charge for an adverse verdict in a contract dispute at Corporate
     - $10.8 million charge relating to costs associated with the mining accident in Natural Resources


                                    - more -

                    WALTER INDUSTRIES, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                ($ in Thousands)
                                    Unaudited

                                                    December 31,     December 31,
                                                       2002             2001
                                                    ----------       ------------
ASSETS
Cash and cash equivalents                           $   13,361      $   11,536
Short-term investments, restricted                      97,886         126,751
Marketable securities                                    1,610           1,499
Instalment notes receivable, net                     1,717,723       1,689,773
Receivables, net                                       273,615         223,630
Inventories                                            250,507         252,781
Prepaid expenses                                        12,208           8,778
Property, plant and equipment, net                     490,216         485,711
Assets held for sale                                    12,171          12,333
Investments                                             13,672          13,116
Deferred income taxes                                   32,904            --
Unamortized debt expense                                35,253          39,918
Other long-term assets, net                             38,604          44,550
Goodwill and other intangibles, net                    215,494         423,720
                                                    ----------      ----------
                                                    $3,205,224      $3,334,096
                                                    ==========      ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable                                    $  158,882      $  115,293
Accrued expenses                                       119,161         142,565
Income taxes payable                                    52,223          68,536
Debt:
   Mortgage-backed/asset-backed notes                1,776,020       1,833,442
   Other senior debt                                   308,900         308,500
Accrued interest                                        33,162          30,512
Deferred income taxes                                       --          49,873
Accumulated postretirement benefits obligation         296,402         296,178
Other long-term liabilities                            121,480          48,546
Stockholders' equity                                   338,994         440,651
                                                    ----------      ----------
                                                    $3,205,224      $3,334,096
                                                    ==========      ==========




                                    - more -

                                     WALTER INDUSTRIES, INC. AND SUBSIDIARIES
                                       CONSOLIDATED STATEMENT OF CASH FLOWS
                                                 ($ in Thousands)
                                                    Unaudited

                                                                            For the twelve months
                                                                             ended December 31,
                                                                            2002               2001
                                                                       ------------      -----------
OPERATING ACTIVITIES
Net income (loss)                                                       $   (52,522)      $    43,250
Charges to income not affecting cash:
   Depreciation                                                              65,660            61,372
   Cumulative effect of change in accounting principle, net of tax          125,947                --
   Provision for deferred income taxes                                       20,807            21,680
   Accumulated postretirement benefits obligation                               224             9,275
   Provision for other long-term liabilities                                    687           (15,566)
   Amortization of goodwill and other intangibles                             7,225            36,981
   Amortization of debt expense                                               4,758             5,328
   Restructuring, Impairment and other charges/(credits)                      1,316             6,912
                                                                        -----------       -----------
                                                                            174,102           169,232

Decrease (increase) in assets:
   Short-term investments, restricted                                        28,865           (25,850)
   Marketable securities                                                       (111)              481
   Instalment notes receivable, net                                         (27,950)           (3,496)
   Receivables, net                                                         (49,985)           15,990
   Inventories                                                                2,274             8,660
   Prepaid expenses                                                          (3,430)            4,301
Increase (decrease) in liabilities:
   Accounts payable                                                          43,589           (38,974)
   Accrued expenses                                                         (24,720)            9,215
   Income taxes payable                                                     (16,314)            7,509
   Accrued interest                                                           2,650             2,281
                                                                        -----------       -----------
             Cash flows from operating activities                           128,970           149,349
                                                                        -----------       -----------

INVESTING ACTIVITIES
   Additions to property, plant and equipment, net of retirements           (70,003)          (74,619)
   Decrease (increase) in investments and other assets, net                   5,390            (8,297)
                                                                        -----------       -----------
             Cash flows used in investing activities                        (64,613)          (82,916)
                                                                        -----------       -----------

FINANCING ACTIVITIES
    Issuance of debt                                                        693,714         1,126,328
    Retirement of debt                                                     (750,736)       (1,165,719)
    Additions to unamortized debt expense                                       (93)           (2,814)
    Purchases of treasury stock                                              (1,887)          (18,452)
    Dividends paid                                                           (5,314)           (5,854)
    Net unrealized gain (loss) on hedge                                        (958)              (87)
    Exercise of employee stock options                                        2,722               289
                                                                        -----------       -----------
             Cash flows used in financing activities                        (62,552)          (66,309)
                                                                        -----------       -----------

EFFECT OF EXCHANGE RATE ON CASH                                                  20              (101)
                                                                        -----------       -----------

Net increase in cash and cash equivalents                                     1,825                23
Cash and cash equivalents at beginning of period                             11,536            11,513
                                                                        -----------       -----------
Cash and cash equivalents at end of period                              $    13,361       $    11,536
                                                                        ===========       ===========


                                      ####